                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 26,1996, except as to Note 8, which is as of September 26, 1996, which appears on page 35 of the 1996 Annual Report to Shareholders of CMC Industries, Inc., which is incorporated by reference in CMC Industries, Inc.'s Annual Report on Form 10-K for the year ended July 31, 1996.



PRICE WATERHOUSE LLP

Memphis, Tennessee
January 10, 1997